Exhibit 3.1.8

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/05/1993
753308077 - 2358311

CERTIFICATE OF INCORPORATION

OF

MBMC ACQUISITION CORP.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is MBMC Acquisition Corp. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, and the name of the Corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 10,000 shares of common stock, $.01 par value per share.

FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

SIXTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

SEVENTH: No person who is or was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article SEVENTH shall not eliminate or limit the liability of a director (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

EIGHTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this Corporation.

TENTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from

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time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH: The name and address of the incorporator is Howard Kailes, Park 80 West-Plaza Two, Saddle Brook, New Jersey 07662.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 3rd day of November, 1993.

/s/ Howard Kailes
Howard Kailes
Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 01/05/1995
950003211 - 2358311

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MBMC ACQUISITION CORP.

MBMC ACQUISITION CORP., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”) DOES HEREBY CERTIFY as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST of the Certificate of Incorporation in its present form and substituting therefor a new Article FIRST in the following form:

FIRST: The name of the Corporation is MegaBingo, Inc. (the “Corporation”).

SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this certificate of Amendment has been duly adopted in accordance with the applicable provision of Section 242 of the GCL: (a) the Board of Directors of the Corporation having duly adopted resolutions setting forth the proposed amendment and declaring its advisability at a meeting of the Board of Directors of the Corporation duly called and held on December 22, 1994 in conformity with the By-laws of the Corporation, and (b) the sole holder of all of the 1,000 shares of the common stock, $.01 par value, of the Corporation entitled to vote thereon having duly adopted at a meeting thereon December 22, 1994 duly called and held upon notice in accordance with Section 222 of the GCL.

THIRD: The capital of the Corporation will not be reduced by reason of the amendment to its Certificate of Incorporation set forth in this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its Chairman of the Board as of this 30th day of December, 1994.

/s/ Larry Montgomery
Larry Montgomery
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:28 PM 09/15/2010
FILED 02:59 PM 09/15/2010
SRV 100910693 - 2358311 FILE

CERTIFICATE OF MERGER

MERGING

MGAM SERVICES, L.L.C.

WITH AND INTO

MEGABINGO, INC.

Pursuant to Section 264(c) of the Delaware General Corporation Law (“DGCL”) and Section 18-209 of the Delaware Limited Liability Company Act, MegaBingo, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation was organized pursuant to the DGCL on November 5, 1993, as MBMC Acquisition Corp.

SECOND: That the Corporation is the sole manager, and owns 100% of the outstanding membership units, of MGAM Services, L.L.C., a Delaware limited liability company (the “Subsidiary”).

THIRD: That the original Certificate of Incorporation of the Subsidiary was filed with the Secretary of State of the State of Delaware on August 15, 2002.

FOURTH: That the Subsidiary was converted to a limited liability company on January 29, 2003, and the Certificate of Formation of the Subsidiary was filed with the Secretary of State of the State of Delaware on January 29, 2003.

FIFTH: That the Board of Directors of the Corporation at a meeting held on September 13, 2010, determined to merge the Subsidiary into the Corporation, with the Corporation being the surviving corporation, and did adopt the following resolutions:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge the Subsidiary into itself and assume all obligations, if any, of the Subsidiary; and further

RESOLVED, that the authorized officers of the Corporation be and hereby are directed to make and execute a certificate of merger setting forth a copy of the resolution to merge the Subsidiary into the Corporation and assume its obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware.

SIXTH: That the Corporation hereby merges the Subsidiary into the Corporation, which merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SEVENTH: That an Agreement of Merger, dated as of September 15, 2010, by and between the Corporation and the Subsidiary (the “Agreement of Merger”) is on file at 206 Wild Basin Road South, Bldg. B, 4th Floor, Austin, Texas 78746, the principal place of business of the surviving corporation. A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the Corporation or member of the Subsidiary.

EIGHTH: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Corporation and the Subsidiary in accordance with Section 264(c) of the DGCL.

NINTH: That the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the surviving corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be signed by Patrick Ramsey, its authorized officer, this 15th day of September, 2010.

MEGABINGO, INC.

By:	/s/ Patrick Ramsey
Patrick Ramsey
President

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State of Delaware
Secretary of State
Division of Corporations
Delivered 09:36 AM 04/01/2011
FILED 09:36 AM 04/01/2011
SRV 110368143 - 2358311 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MEGABINGO, INC.

MEGABINGO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First of the Certificate of Incorporation in its present form and substituting in place thereof a new Article FIRST in the following form:

FIRST: The name of the Corporation is Multimedia Games, Inc. (the “Corporation”).

SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the application provision of Section 242 of the DGCL: (a) the Board of Directors having duly adopted resolutions setting forth the Board of Directors of the Corporation duly called and held on March 22, 2011 in conformity with the Bylaws of the Corporation, and (b) the sole holder of all of the 1,000 shares of the common stock, $0.01 par value, of the Corporation entitled to vote thereon having duly adopted at a meeting thereon March 22, 2011 duly called and held upon notice in accordance with Section 222 of the DGCL.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of March, 2011.

By:	/s/ Patrick Ramsey
Patrick Ramsey
President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:17 AM 09/28/2012
FILED 10:17 AM 09/28/2012
SRV 121078152 - 2358311 FILE

CERTIFICATE OF MERGER

MERGING

MGAM SYSTEMS, INC.

a Delaware corporation

WITH AND INTO

MULTIMEDIA GAMES, INC.

a Delaware corporation

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law (“DGCL”), Multimedia Games, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Surviving Corporation”), does hereby certify to the following information regarding the merger of MGAM Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Merging Corporation”), with and into the Surviving Corporation (the “Merger”):

FIRST: That the Surviving Corporation was organized pursuant to the DGCL on November 5, 1993, as MBMC Acquisition Corp.

SECOND: That the names and states of incorporation of the Surviving Corporation and the Merging Corporation (the “Entities”) are as follows:

Name	State
Multimedia Games, Inc.	Delaware
MGAM Systems, Inc.	Delaware

THIRD: That the original Certificate of Incorporation of the Merging Corporation was filed with the Secretary of State of the State of Delaware on September 4, 2002.

FOURTH: The Agreement of Merger, dated as of September 21, 2012, by and between the Surviving Corporation and the Merging Corporation (the “Agreement of Merger”), setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each of the Entities in accordance with Title 8, Section 251 of the DGCL (and with respect to the Merging Corporation, by the written consent of its sole stockholder in accordance with section 228 of the DGCL).

FIFTH: The name of the corporation surviving the Merger is “Multimedia Games, Inc.”

SIXTH: The Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Merger shall be its Certificate of Incorporation upon the effectiveness of the Merger.

SEVENTH: The Agreement of Merger is on file at the principal place of business of the Surviving Corporation: 206 Wild Basin Road South, Bldg. B, Austin, Texas 78746. A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the Entities.

EIGHTH: The merger is to become effective at 11:59 p.m. on September 30, 2012 following the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by Patrick Ramsey, its authorized officer, as of this Illegible day of September, 2012.

MULTIMEDIA GAMES, INC.

By:	/s/ Patrick Ramsey
Patrick Ramsey
President and Chief Executive Officer

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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:35 AM 10/01/2014
FILED 10:26 AM 10/01/2014
SRV 141242938 - 2358311 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

POKERTEK, INC.

(a North Carolina corporation)

INTO

MULTIMEDIA GAMES, INC.

(a Delaware corporation)

It is hereby certified that:

1.                              Multimedia Games, Inc., hereinafter sometimes referred to as the “Corporation,” is a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware.

2.                              The Corporation is the owner of all of the outstanding shares of the common stock of PokerTek, Inc., hereinafter referred to as “PokerTek,” which is a corporation incorporated pursuant to the provisions of the Business Corporation Act of the State of North Carolina.

3.                              On October 1, 2014, the Board of Directors of the Corporation adopted the following resolutions to merge PokerTek into the Corporation:

RESOLVED that PokerTek be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises, including, but not limited to, all contracts, permits and licenses, of PokerTek be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by PokerTek in its name.

RESOLVED that the Corporation shall assume all of the obligations of PokerTek.

RESOLVED that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of North Carolina and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware, the State of North Carolina and within any other appropriate jurisdiction.

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4.                                      The merger is to be effective at 5:01 p.m., Eastern Daylight Time, on October 1, 2014.

Executed on October 1, 2014.

MULTIMEDIA GAMES, INC.

By:	/s/ Todd F. McTavish
Todd F. McTavish, Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:37 PM 02/12/2015
FILED 01:33 PM 02/12/2015
SRV 150187897 - 2358311 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                                      The name of the corporation is Multimedia Games, Inc.

2.                                      The Registered Office of the corporation in the State of Delaware is changed to 1679 S. Dupont Hwy. Suite 100 (street), in the City of Dover, County of Kent, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Registered Agent Solutions, Inc.

3.                                      The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Randy L. Taylor
Authorized Officer

Name:	Randy L. Taylor
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 07:55 AM 08/14/2015 FILED 07:55 AM 08/14/2015 SRV 151171648 - 2358311 FILE	CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF MULTIMEDIA GAMES, INC., a Delaware corporation

Multimedia Games, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.                                 Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“FIRST:                                      The name of the corporation is Everi Games Inc. (the “Corporation”).”

2.                                 The foregoing amendment to the Certificate of Incorporation has been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the Delaware General Corporation Law.

3.                                 The foregoing amendment to the Certificate of Incorporation shall be effective on August 24, 2015 and the effective time shall be 12:01 a.m., Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed this 14th day of August, 2015.

MULTIMEDIA GAMES, INC.

By:	/s/ Juliet A. Lim
Name:	Juliet A. Lim
Title:	Executive Vice President, General Counsel and Secretary